UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 19, 2014

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54246	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania	19008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

On February 19, 2014, Alliance Bancorp, Inc. of Pennsylvania (the “Company”)  entered into a Standstill Agreement (the “Agreement”) with Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., PL Capital Focused Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, John W. Palmer, Richard J. Lashley, Howard Henick, ScurlyDog Capital, LLC, SD Capital Partners, LLC and SD Financial Institutions and Value Opportunity Fund, LP (collectively, the “PL Capital Parties”).  Mr.  Richard J. Lashley previously provided the Company with notice of his intent to nominate Mr. Henick as a candidate for election to the Board of Directors of the Company at the Company’s 2014 annual meeting of shareholders.

The Agreement provides that the Board of Directors of the Company will be expanded from its present eight-member size to nine members on March 19, 2014, and Mr. Henick will be appointed a director of the Company to serve in the class of directors with terms expiring at the Company’s  2014 annual meeting of shareholders.  At the end of this initial term as a director, Mr. Henick will be re-nominated by the Company’s Board of Directors for an additional three-year term, ending at the Company’s 2017 annual meeting of shareholders.  The Agreement also provides that the Board of Directors of the Company will cause the Board of Directors of its wholly owned banking subsidiary, Alliance Bank (the “Bank”), to expand the Bank’s Board of Directors to nine members and to appoint Mr. Henick to fill the vacancy created by the expansion of the Bank’s Board of Directors to serve in the class of directors with terms expiring at the Bank’s 2014 annual meeting of shareholders.  Upon Mr. Henick’s election by the shareholders of Alliance Bancorp at the 2014 annual meeting of shareholder of the Company, Mr. Henick also will be re-elected to a full three-year term to the Bank’s Board of Directors, ending at the Bank’s 2017 annual meeting.  The Agreement is scheduled to continue through the later of the date of the Company’s 2015 annual meeting or the last day that Mr. Henick (or any substitute nominee) serves as a director of the Company or the Bank.

Pursuant to the terms of the Agreement, the PL Capital Parties have agreed not to, among other things: (i) acquire or agree to acquire beneficial ownership in excess of 9.99% of the outstanding common stock of the Company, (ii) engage in or participate in any solicitation of proxies with respect to the voting of any securities of the Company, form, join or participate in a group within the meaning of Section 13(d)(3) of the Exchange Act (other than a group involving solely members of the PL Capital Parties) with respect to securities of the Company; (iii) acquire, offer or propose to acquire any of the assets of the Company, (iv) arrange or participate in any financing (except for margin loan financing for shares beneficially owned) for the purchase of any securities of the Company; (v) propose or seek to offer to the Company or any of its shareholders any business combination, restructuring or similar transaction or otherwise seek to control or change the management, board of directors or policies of the Company or the Bank, propose or seek any amendment, waiver or modification of the articles of incorporation or bylaws of the Company, nominate any person as a director of the Company who is not nominated by the then incumbent directors (provided that if there is a vacancy on the board the PL Capital Parties may submit suggestions to the board of directors or the nominating and governance committee for nominees), or propose any matter to be voted upon by the shareholders of the Company;  (vi) sell, transfer or otherwise dispose of any interest in the shares of common stock of the Company beneficially owned by the PL Capital Parties to any person that would reasonably be understood to be the beneficial owner of 5% or more of the outstanding shares of the common stock; (vii) initiate or participate in any litigation against the Company or the Bank or their respective directors or officers, or (viii) announce an intention to or enter into any arrangement or understanding with others to do or assist others to do any of the foregoing actions.  At any annual meeting of shareholders during the standstill period, the PL Capital Parties also have agreed: (1) to vote all shares of common stock of the Company they beneficially own in favor of the nominees for election or re-election as a director of the Company selected by the Board of Directors, and (2) with respect to any other proposal submitted by any shareholder to a vote of the Company’s shareholders, to vote all of the  shares of common stock of the Company they beneficially own in accordance with the recommendation of the Board of Directors with respect to any such shareholder proposal.  However, the Agreement will not limit or affect: (1) any action or inaction by Mr. Henick in his capacity as a member of Board of Directors, provided he acts in good faith in the discharge of his fiduciary duties as a board member; or (2) the ability of the PL Capital Parties to engage in discussions with the president and chief executive officer of the Company, or upon invitation, with other members of management or the Board of Directors.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        Pursuant to the Agreement, the Board of Directors of the Company appointed Howard Henick as a director of the Company with a term commencing on March 19, 2014 and expiring at the Company’s 2014 annual meeting of shareholders.

Since June 2008, Mr. Henick has been an Equity Portfolio Manager at ScurlyDog Capital, LLC. Mr. Henick is a member of SD Capital Partners, LLC, the general partner of SD Financial Institutions and Value Opportunity Fund, LP. ScurlyDog Capital, LLC is a New Jersey state-registered investment advisor specializing in community bank and thrift equities.  From 1998 to 2007, Mr. Henick was an Executive Director at Morgan Stanley & Co. Prior to that, he was an Executive Director at Deutsche Bank Securities (1997-98), an Associate then a VP at Goldman Sachs (1985-1997) and an Associate Attorney at Cahill Gordon & Reindel (1981-85).

Mr. Henick has not engaged in any transaction with the Company that requires disclosure of any information pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01        Other Events

On February 19, 2014, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Standstill Agreement, dated February 19, 2014, by and among, Alliance Bancorp, Inc., of Pennsylvania and Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., PL Capital Focused Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, John W. Palmer, Richard J. Lashley, Howard Henick, ScurlyDog Capital, LLC, SD Capital Partners, LLC and SD Financial Institutions and Value Opportunity Fund, LP
99.1	Press Release dated February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: February 20, 2014	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and Chief Financial Officer

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